UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 13, 2012

Jiu Feng Investment Hong Kong Ltd
(Exact name of registrant as specified in its charter)

Nevada	333-173456	27-2775885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2293 Hong Qiao Rd, Shanghai China, 200336
(Address of principal executive offices)

+86 21 64748888
(Registrant’s telephone number, including area code)

Liberty Vision, Inc
2530 Meridian Parkway, Suite 200, Durham, NC 27713
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Current Report on Form 8K/A (the “Amendment”) is filed to amend the Registrant’s Current Report on Form 8-K filed and effective December 14, 2014 (the “Report”).  The sole purpose of this Amendment is to clarify the following:  While the cover page of the Report disclosed Registrant’s new name, the Registrant’s name on December 14, 2012 was Liberty Vision, Inc.  The Registrant’s name was subsequently changed as will be reported in a separately filed Current Report on Form 8-K.  Additionally, the website, www.jf-investment.com, referred to in Item 8.01 of the Report is not the Registrant’s website.  The Website is that of Jui Feng Investment Hong Kong, Inc. (“JFI”).  JFI is, together with Ms. Yan Li, Registrant’s majority shareholder.

JFI is not the same company as Registrant: While JFI’s name, in Chinese, is not the same as Registrant’s new name, the English translation of JFI’s  Chinese name is identical to Registrant’s new name.  To avoid confusion in this and subsequent filings, we shall refer to the Registrant as either the “Registrant” or as “Jui Feng Investment Hong Kong, Inc., a Nevada Corporation.”

ITEM 8.01 Other Events.

On December 13, 2012, Jiu Feng Investment Hong Kong Ltd. (the “JFI”), issued a press release (the “Press Release”) announcing the launch of their new website, www.jf-investment.com.

JFI is, together with Ms. Yan Li, the Registrant’s majority shareholder. A copy of the Press Release was filed as Exhibit 99.1 to the Report filed and effective December 14, 2014, and is incorporated by reference in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jiu Feng Investment Hong Kong Ltd, a Nevada Corporation

Dated: December 31, 2012	By:	/s/ Yan Li
Yan Li
President and Director

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